EXHIBIT 99.3
September 11, 2008
Dear Kirk:
          This will confirm the terms and conditions of your continued employment with Minrad International, Inc. (the “Company”) in the position of Senior Vice President of Commercial Development, effective May 1, 2008. Except as otherwise specifically provided herein, this letter agreement supersedes and replaces all prior communications, representations, agreements, understandings, plans and arrangements between the parties, whether oral or written. Your employment with the Company will continue to be “at will” meaning that either you or the Company can terminate your employment at any time, with or without cause, and with or without prior notice.
          1. Base Salary. Your initial salary will be $6,730.77 per bi-weekly pay period, equivalent to $175,000 per year, less applicable taxes and withholdings. Although we review salary annually, the Company reserves the right to adjust your salary at any time.
          2. Incentive Compensation. You will be eligible to receive incentive compensation in accordance with the Company’s policy for executives as may be determined by the Compensation Committee each year. For 2008 your incentive compensation will be 1% of year-over-year operating income growth, and .5% of the year-over-year growth in Gross Profit After Distribution Expense (“GPADE”), payable quarterly in the next pay period following the filing of each quarterly or annual financial statement with the Securities and Exchange Commission. In the event the process related to the filing of the Conscious Sedation SNDA is completed in 2008, you will be entitled to receive an additional payment of $50,000 not later than April 15, 2009.
          3. Stock Options. All stock options granted to you under the Minrad International, Inc. 2004 Stock Option Plan (the “Option Plan”) will be governed by the terms of the Option Plan and any related agreements and grants.
          4. Automobile Allowance. You will receive a monthly automobile allowance consistent with the Company policy for executives. The allowance is currently $1000 and is subject to adjustment in the Company’s discretion.
          5. Vacation. You will be entitled three weeks of paid vacation annually, to be used in a manner consistent with the Company’s policies. Vacation that is accrued but unused in any year shall not be carried over to any succeeding year.
          6. Group Benefit Plans. You will continue to be entitled to participate in the Company’s employee benefit plans and programs in accordance with the terms of the applicable plans and programs. The Company reserves the right to change the benefits it offers from time-to-time at the Company’s sole discretion.
          7. Change of Control.

September 11, 2008

               A. Definition. As used in this Agreement, the term “Change of Control” means:
                    1. Any acquisition or series of acquisitions by any person other than the Company, any of the subsidiaries of the Company, any employee benefit plan of the Company, or any of their subsidiaries, or any person holding common shares of the Company for or pursuant to the terms of such employee benefit plan, that results in that person becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 90% or more of either the then outstanding shares of the common stock of Company or the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company.
                    2. Approval by the stockholders of the Company of: (a) a dissolution or liquidation of the Company; (b) a sale of 90% or more of the assets of the Company, taken as a whole (with the stock or other ownership interests of the Company in any of its majority owned subsidiaries constituting assets of the Company for this purpose) to a person that is not an Affiliate of the Company (for purposes of this paragraph “sale” means any change of ownership); or (c) an agreement to merge or consolidate or otherwise reorganize, with or into one or more persons that are not Affiliates of the Company, as a result of which less than 10% of the outstanding voting securities of the surviving or resulting entity immediately after any such merger, consolidation or reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such merger, consolidation or reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such merger, consolidation or reorganization and that such record owners hold no securities of the other parties to such merger, consolidation or reorganization), but including in such determination any securities of the other parties to such merger, consolidation or reorganization held by Affiliates of the Company.
          In the event that the Company engages in a major corporate transaction that does not constitute a Change of Control as defined in Section 7(A)(1) and (2) but as a result of which the stockholders of the Company receive significant cash from, or the securities of, a third party, the Company’s Board of Directors will review in good faith whether such transaction should be treated as a Change of Control for purposes of this Section.
               B. Benefits in the Event of a Change of Control. In the event of a Change of Control, and provided that you agree in a written instrument satisfactory to the Company in its sole discretion, to release the Company, its employees, agents, and related entities from any and all claims arising out of or related to your employment or termination of employment to extent permitted by law, you will be entitled to the following benefits as set forth below:
                    1. Severance payment. If within one year following a Change of Control your employment is terminated by the Company for a reason other than for Cause, or you terminate your employment with the Company for Good Reason, as defined

September 11, 2008

below, you will continue to receive your base salary in effect on your employment termination date for a six month period following the termination of your employment, commencing as soon as practicable but no later than 60 days following your separation from service (“Severance Period”). Your severance payment, if any, will be paid in periodic consecutive installments consistent with the biweekly or other normal payroll practices in effect at the company at the time of severance.
                    2. Medical and Dental Benefits. During the Severance Period, you will be entitled to receive continued coverage under the Company’s group medical and dental plan in which you participate as of your employment termination date. During the Severance Period, the Company will continue to make the same contribution to the premium for the medical and dental plan as it was making as of your employment termination date, and you will continue to make the same contribution you were making to the premium for said plans as of your employment termination date. With respect to the Company’s group medical and dental plans, the Parties agree that your employment termination date will be the date of your qualifying event for purposes of your continuation coverage rights under COBRA and that the COBRA coverage period will commence on your employment termination date. As a condition of receipt of benefits under this paragraph 7(B)(2), you must timely elect continuation coverage under COBRA. The foregoing notwithstanding, nothing herein shall be deemed to diminish or impair your right to COBRA benefits as provided by law.
                    3. Vacation. In the event of a Change of Control, any unused vacation for the year in which the Change of Control occurs will be deemed to have accrued for the year and will be paid to you within thirty days of the Change of Control in an amount calculated in accordance with your base salary in effect at the time of the Change of Control.
                    4. Definition of “Cause”. For the purposes of this Agreement, “Cause” means: (a) a material breach by you of this Agreement; (b) conduct determined by the Company’s Board of Directors to constitute a failure or refusal by you to faithfully or diligently perform your duties under this Agreement or as required by the Board of Directors from time to time, including but not limited to gross negligence or willful misconduct in the performance of your duties; (c) dishonesty to the Company; (d) conviction of a crime in any court which could have the effect of causing the termination or suspension of any license which the Company holds, or conviction of a felony; or (e) excessive absenteeism not related to disability.
                    5. Definition of “Good Reason”. For the purposes of this Agreement, “Good Reason” means the existence, without your consent, of one or more of the following conditions that is not remedied within 30 days of your notification to the Company of its existence: (a) a material reduction in your base compensation; (b) a material demotion or reduction in your responsibilities or authority; (c) a relocation of the Company facility where you are employed to a location more than 60 miles from its current location unless the relocation does not materially increase your average commuting time; or (d) a breach by the Company of any material term of this Agreement. For a termination to qualify as a Good Reason termination, you must notify the Company of the Good Reason condition within 90 days of its initial

September 11, 2008

existence and your termination must take place no later than two years following the initial existence of the condition.
          8. Confidentiality. You acknowledge and agree that in the course of performing your duties and responsibilities as an employee of the Company:
               A. You have had and will continue to have access to and have and will gain knowledge with respect to all of the lines of business of the Company including, without limitation, information learned or developed by you because of or through your employment with the Company not generally known in the medical device and pharmaceutical industries including, without limitation, the names of customers and potential customers and information about those customers including the usefulness to them of the products, processes or services of the Company, records of their purchases of the Company’s products, and evaluation of their need for the Company’s products, and the details (including termination dates) of any agreement with or services provided to, those customers, any and all records, trade secrets, projections, plans, marketing information, methods, financial statements, memoranda, cost data, notes and any other data or information (oral or written) relating to the past, present or future activities of the Company (collectively, the “Confidential Information”);
               B. You will be a representative of the Company to its customers, clients, suppliers, regulators and licensing authorities and as such has had and will continue to have significant responsibility for maintaining and enhancing the goodwill of the Company with such parties and would not have, except by virtue of employment with the Company and financial and other participation and assistance therefrom, developed a close and direct relationship with the aforementioned parties; and
               C. You owe fiduciary duties and responsibilities to the Company, including, without limitation, the duty to act in the best interests of the Company.
               D. You acknowledge that your covenants not to make unauthorized disclosure of the Confidential Information and the Company’s ability to preserve the goodwill of the Company and the benefit of any relationships that have developed between you and the customers, clients, suppliers, regulators, and licensing authorities by virtue of your employment with the Company are essential to the growth and stability of the Company and its business.
               E. Accordingly, you hereby agree that except as required by your duties under this Agreement, you shall not use or disclose to anyone at any time during or after the term of this Agreement any Confidential Information, and you shall take all reasonable steps necessary to prevent unauthorized parties, including those employed by the Company, from obtaining any Confidential Information;
               F. The medical device and pharmaceutical industries are extremely competitive, and as a result, the protection of and restrictions on this provision on Confidential Information are reasonable and appropriate; and for a period of twelve months after you cease to be employed by the Company, plus any additional time that you are in breach of this paragraph,

September 11, 2008

you shall not, directly or indirectly, as a shareholder, partner, officer, director, employee, consultant, agent or in any other capacity: (1) solicit business from or engage in any business with, or consult with or provide information to, any Customer in any business in which the Company engaged during your employment; (2) request or advise any Customer to cancel or otherwise reduce its business with the Company; (3) induce or attempt to influence any employee of the Company to terminate his or her employment with the Company; or (4) employ, hire or engage, in any capacity, any person, who at the time of your termination of employment with the Company was an employee of the Company until twelve (12) months following such person’s termination of employment with the Company. You covenant and agree that for purposes of this paragraph all customers of the Company who have been customers of the Company at any time during the time you have been employed by the Company, and any prospective customers that contacted or were contacted by Company, whether or not through your efforts, during the 12 months prior to your termination of employment with the Company, shall be deemed to be customers of the Company (“Customers”). For purposes this Section of this Agreement, the Company shall mean the Company and any affiliates, subsidiaries, corporate parents or divisions of the Company. Prior to accepting employment with another entity following the termination of your employment with the Company for any reason, you shall disclose to such future entity the provisions of Sections 8 and 9 of this Agreement.
          9. Rights to Discoveries. You agree that all ideas, inventions, trademarks, service marks, copyrights, and other developments conceived or developed or acquired by you, whether or not during working hours, at the premises of the Company or elsewhere, alone or with others, that are within the scope of the Company’s business operations or that relate to any work or projects of the Company shall be the sole and exclusive property of the Company. You agree to disclose promptly and fully to the Company all such ideas, inventions, trademarks, service marks, copyrights or other developments and, at the request of the Company, you shall submit to the Company a full written report thereof regardless of whether the request for a written report is made after the termination of this Agreement. You agree that during the term of this Agreement and thereafter, upon the request of the Company and at its expense, you shall execute and deliver any and all applications, assignments and other instruments which the Company shall deem necessary or advisable to transfer to and vest in the Company your entire right, title and interest in and to all such ideas, inventions, trademarks, service marks, copyrights or other developments and to apply for and to obtain patents or copyrights for any such patentable or copyrightable ideas, inventions, trademarks, service marks, copyrights and other developments.
          10. Return of Materials. You covenant and agree that all files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, formulas, computer disks, software products, lists and any other tangible items related to or associated with the business of the Company (whether or not such items constitute Confidential Information) that you may come into the possession or control of during the course of employment with the Company shall at all times remain the property of the Company. You covenant and agree not to make any use thereof whatsoever nor to make any copies or reproductions thereof or of any other property of the Company without the Company’s prior written consent.

September 11, 2008

          On termination of your employment with the Company, or upon demand by the Company at any time, you shall immediately deliver any and all of the foregoing materials to the Company at 50 Cobham Drive, Orchard Park, New York 14127 or any other location designated by the Company. You acknowledge that such property is proprietary and valuable to the Company and that the Company will suffer immediate and irreparable harm if you do not immediately return such property.
          11. Six Month Delay. Notwithstanding any other provision in this Agreement, to the extent that (i) you are determined to be a “specified employee” with the meaning of Section 409A(a)(2)(B)(i) of Internal Revenue Code of 1986 (the “Code”), (ii) any amounts payable under this Agreement represent amounts that are subject to Section 409A of the Code, and (iii) such amounts are payable on your “separation from service,” within the meaning of Section 409A of the Code, then such amounts will not be payable to you before the date that is six months after your termination of employment (or, if earlier, the date of your death). Payments under this Section to which you would otherwise be entitled during the first six months following your termination date will be accumulated and paid on the day that is six months after the termination date.
          12. Section 409A Compliance. All benefits payable under this Plan are intended to comply with or to be exempt from Section 409A the Code and will be construed accordingly. However, the Company will not be liable to you or any beneficiary with respect to any benefit related adverse tax consequences arising under Section 409A or other provision of the Code.
          13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts made and performed there.
          To acknowledge that you have read and understood the terms of this offer of continued employment, and to accept this offer, please sign and return one copy of this Agreement. The foregoing may be faxed to me at (716) 209-0573.
Very truly yours,

/s/ David DiGiacinto
David DiGiacinto
President and Chief Operating Officer
I agree to the terms of employment set forth in this Agreement.

/s/ Kirk Kamsler Kirk Kamsler